      As filed with the Securities and Exchange Commission on April 2, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           RAINBOW TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)


            DELAWARE                                     95-3745398
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                 Identification Number)


                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-7300
                    (Address of principal executive offices)
                               -------------------

         RAINBOW TECHNOLOGIES, INC. 2001 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------


       WALTER W. STRAUB                                COPY TO:
       CHIEF EXECUTIVE OFFICER                         STANLEY MOSKOWITZ, ESQ.
       RAINBOW TECHNOLOGIES, INC.                      ROSENMAN & COLIN LLP
       50 TECHNOLOGY DRIVE                             575 MADISON AVENUE
       IRVINE, CALIFORNIA 92618                        NEW YORK, NEW YORK 10022
       (949) 450-7300                                  (212) 940-8800
       (Name, address and telephone
       number of agent for service)


                               -------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                 Proposed maximum      Proposed maximum
Title of securities to       Amount to be       offering price per    aggregate offering        Amount of
     be registered            registered              share                 price            registration fee
-------------------------------------------------------------------------------------------------------------
 common stock, $0.001
par value per share (1)       2,500,000              $6.01(2)            $15,025,000            $3,756.00

=============================================================================================================

(1) All such shares are issuable pursuant to options available for grant under the Registrant's 2001 Nonstatutory Stock Option Plan.

(2) The amount of the registration fee for shares of Common Stock issuable with respect to options that may be granted in the future was calculated pursuant to Rule 457(c) using the high and low prices of the Common Stock as quoted on the Nasdaq National Market on April 20, 2001, solely for purposes of determining the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION.*

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1993, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Rainbow Technologies, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 2, 2001;

        2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed on November 14, 2000; and

        3. The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-3, as amended, filed with the Commission on December 19, 1996, File No. 333-18285, together with any amendment or report filed with the Commission for purposes of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation and By-laws provide for a broad indemnity to all directors, officers, employees and agents of the Company, to the full extent permissible under the General Corporation Law of the State of Delaware (the "DGCL") as it currently exists or may hereafter be amended, including in circumstances in which indemnification would otherwise be discretionary.

        Section 145 of the DGCL allows a corporation to "indemnify", that is, to make whole, any person who is or was a director, officer, employee or agent of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlement, fines and penalties, the DGCL also allows the corporation to advance certain reasonable expenses the indemnified person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification does not normally exclude other rights of recovery the indemnified person may have.

        The Registrant also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Registrant for covered losses as defined in the policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The exhibits included as part of this Registration Statement are as follows:


Exhibit No.     Description
-----------     -----------
      4.1       Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan.

      5.1       Opinion of Rosenman & Colin LLP.

     23.1       Consent of Ernst & Young LLP, Independent Auditors

     23.2       Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

     24.1       Power of Attorney (contained on signature page hereto).

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 27th day of April, 2001.

                               RAINBOW TECHNOLOGIES, INC.



                                By     /s/ WALTER W. STRAUB
                                       ---------------------------------------
                                       Walter W. Straub
                                       President, Chief Executive Officer
                                       and Chairman of the Board


                                POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Walter W. Straub, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the securities offered pursuant hereto and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                               Title                         Date
        ---------                               -----                         ----

/s/ WALTER W. STRAUB                   President, Chief Executive Officer   April 27, 2001
-------------------------------        and Chairman of the Board
    Walter W. Straub

/s/ FREDERICK M. HANEY
-------------------------------        Director                             April 27, 2001
    Frederick M. Haney

/s/ ALAN K. JENNINGS
-------------------------------        Director                             April 27, 2001
    Alan K. Jennings

/s/ PATRICK E. FEVERY
-------------------------------        Vice President and Chief Financial   April 27, 2001
    Patrick E. Fevery                  Officer

/s/ RICHARD P. ABRAHAM
-------------------------------        Director                             April 27, 2001
    Richard P. Abraham

/s/ MARVIN HOFFMAN
-------------------------------        Director                             April 27, 2001
    Marvin Hoffman

                                  EXHIBIT INDEX


      4.1           Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan.

      5.1           Opinion of Rosenman & Colin LLP.

     23.1           Consent of Ernst & Young LLP, Independent Auditors

     23.2           Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

     24.1           Power of Attorney (contained on signature page hereto).